THE PROFIT RECOVERY GROUP INTERNATIONAL REPORTS RESULTS FOR QUARTER ENDED JUNE 30, 1997

July 14, 1997 4:08 PM EDT

COMPARABLE EARNINGS UP 52%

ATLANTA, July 14 /PRNewswire/ -- The Profit Recovery Group International, Inc. (Nasdaq: PRGX) (the "Company") reported today that its net earnings for the second quarter ended June 30, 1997 increased 52% to $2.4 million, or $0.13 per share. Net earnings for the second quarter of 1996 were $1.6 million, or $0.09 per share. Per share amounts are based on 18.6 million shares for the second quarter of 1997 and 18.3 million shares for the second quarter of 1996.

The Company's total revenues for the 1997 second quarter increased 44% to $25.9 million, compared with $18.0 million a year earlier. Operating income for the second quarter increased 56% to $3.8 million, compared with $2.4 million in the second quarter of the prior year.

Several factors contributed to the increased earnings, including a significant rise in international business, and revenues derived from new healthcare, technology and retailing clients in the U.S. During the quarter, the Company's revenues also benefited from its May 1997 acquisition of The Hale Group, a California-based firm specializing in providing recovery audit services to the healthcare industry.

"By almost any measure the Company had a banner second quarter," said John M. Cook, Chairman and Chief Executive. "The Company exceeded all of its principal operating objectives both domestically and internationally, including a reduction of the number of days revenue in accounts receivable to 155 from 167. We are entering the all important second half of the year from a position of particular strength, confident that we can continue to grow earnings and revenues significantly while also achieving additional reductions in our number of days revenue in accounts receivable."

For the six months ended June 30, 1997, the Company's net earnings increased 72% to $3.2 million, or $0.17 per share, up from pro forma net earnings of $1.8 million, or $0.12 per share. The 1996 net earnings are stated on a pro forma basis to include an estimated provision for income taxes since the Company's earnings were taxed directly to its individual owners prior to the March 1996 initial public offering.

Revenues for the six months ended June 30, 1997 increased 39% to $46.8 million, compared with $33.6 million in the year ago period. Operating income for the current six months increased 48% to $5.0 million, up from $3.4 million in the first six months of 1996.

Statements in this release which look forward in time involve risks and uncertainties, including the ability of the Company to successfully implement its operating strategy and acquisition strategy, the Company's ability to manage rapid expansion, changes in economic cycles, competition from other companies, changes in the laws and government regulations applicable to the Company and other risk factors detailed in the Company's Securities and Exchange Commission filings.

The Profit Recovery Group International, Inc. is a leading provider of accounts payable and other recovery audit services to large retailers and other transaction-intensive companies. The Company has over 800 employees worldwide and conducts its operations in North America, Europe, Asia and the Pacific.



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         THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 Three Months Ended June 30,
                                                     1997              1996
                                                   --------          -------
Revenues                                   $        25,858     $      17,963
Cost of revenues                                    13,331             9,480
Selling, general and administrative
    expenses                                         8,723             6,040
Operating income                                     3,804             2,443
Interest income, net                                    55               106
Earnings before income taxes                         3,859             2,549

Income taxes - (1)                                   1,491               994

Net earnings                               $         2,368     $       1,555

Pro Forma Information:
Historical earnings before income taxes    $         3,859     $       2,549
Pro forma income taxes - (2)                         1,491               994
Pro forma net earnings                     $         2,368     $       1,555

Pro forma earnings per common and
    common equivalent share - (3)          $          0.13     $        0.09

Weighted average common and common
    equivalent shares outstanding                   18,639            18,268

                                                    Six Months Ended June 30,
                                                      1997               1996
                                                    --------           -------
Revenues                                   $         46,818     $      33,578
Cost of revenues                                     24,860            18,103
Selling, general and administrative
    expenses                                         16,919            12,071
Operating income                                      5,039             3,404
Interest income (expense), net                          118             (389)
Earnings before income taxes                          5,157             3,015

Income taxes - (1)                                    1,997             4,694

Net earnings (loss)                         $         3,160     $     (1,679)

Pro Forma Information:
Historical earnings before income taxes     $         5,157     $       3,015
Pro forma income taxes - (2)                          1,997             1,176
Pro forma net earnings                      $         3,160     $       1,839

Pro forma earnings per common and
    common equivalent share - (3)           $          0.17     $        0.12

Weighted average common and common
    equivalent shares outstanding                    18,625            16,703

(1)--The Company's predecessor business entities generally were either Subchapter S corporations or partnerships. As a result, income tax liabilities were the responsibilities of the respective shareholders and partners. In connection with the Company's March 26, 1996 initial public offering, all domestic entities became C corporations. As a result of these conversions to C corporations, the Company incurred a charge to operations of $3.7 million in the first quarter of 1996 for cumulative deferred income taxes.

(2)--The results of operations for the six months ended June 30, 1996, have been adjusted on a pro forma basis to reflect federal and state income taxes as if the Company's predecessors had been C corporations throughout.

(3)--All per share results give effect to a 2-for-1 stock split (effected in the form of a stock dividend) at the time of the initial public offering. For the six months ended June 30, the initial public offering. For the six months ended June 30, 1996, $97,000 of interest on convertible debt, net of income taxes, must be combined with pro forma net earnings when calculating per share results.



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         THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                   June 30,           Dec. 31,
                                                     1997               1996
                                                 ----------          ---------
                      ASSETS
Current assets:
    Cash and cash equivalents                  $     14,189       $     16,891
    Receivables:
      Billed contract receivables                     3,424              3,864
      Unbilled contract receivables                  35,100             30,734
      Employee advances                               1,711              1,363
Total receivables                                    40,235             35,961

    Refundable income taxes                             ---              2,049
    Prepaid expenses and other current assets         1,594                528
Total current assets                                 56,018             55,429

Property and equipment:
    Computer and other equipment                      8,255              5,753
    Furniture and fixtures                            1,830              1,569
    Leasehold improvements                            1,309              1,183
Total                                                11,394              8,505

Less accumulated depreciation and amortization        3,562              2,272
Total                                                 7,832              6,233

Noncompete agreements, less accumulated
    amortization                                      3,992              4,509
Deferred loan costs, less accumulated
    amortization                                         40                 56
Goodwill, less accumulated amortization               6,300                393
Deferred income taxes                                 1,174              1,174
Other assets                                            578                524
Total                                          $     75,934       $     68,318

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current installments of long-term debt     $         84       $         79
    Accounts payable and accrued expenses             1,968              1,383
    Accrued payroll and related expenses             16,714             16,356
    Deferred income taxes                             7,607              7,607
Total current, liabilities                           26,373             25,425
Long-term debt, excluding current installments          702                692
Deferred compensation                                 2,134              1,642
Total liabilities                                    29,209             27,759

Shareholders' equity
    Common stock                                         18                 18
    Additional paid-in capital                       37,228             34,188
    Cumulative translation adjustments                 (65)               (31)
    Retained earnings                                 9,544              6,384
Total shareholders' equity                           46,725             40,559
Total                                          $     75,934       $     68,318


SOURCE The Profit Recovery Group International, Inc.

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